Exhibit 10.24
[Form of Agreement - Performance Based Vesting]
TUMI HOLDINGS, INC.
2012 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Tumi Holdings, Inc. (the "Company"), pursuant to its 2012 Long-Term Incentive Plan (the "Plan"), hereby grants to the individual listed below (the "Participant"), an Award of restricted stock units ("Restricted Stock Units" or "RSUs"). Each vested Restricted Stock Unit represents the right to receive, in accordance with the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the "Agreement"), one share of the common stock of the Company ("Share"). This Award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, which are incorporated herein by reference.
Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Award Grant Notice (the "Notice") and the Agreement.
Participant:     [•]
Grant Date:     [•]
Total Number of RSUs Subject to Grant (Maximum):     [•]
Target Number of RSUs:     [•]
Performance Period:    [•]
Vesting Date: [•]
Vesting Schedule: [•]
Termination:     Except to the extent paid in accordance with the above vesting schedule, the Total Number of RSUs Subject to Grant shall terminate, become forfeited or expire without settlement in accordance with the terms of the Agreement.
By his or her signature, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice. The Participant has reviewed the Agreement, the Plan and this Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Award of RSUs. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6(b) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the RSUs, (ii) instructing a broker on the Participant's behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6(b) of the Agreement or the Plan.
TUMI HOLDINGS, INC.                 PARTICIPANT
By: _____________________________        By: _______________________________
Print Name:_______________________        Print Name: _________________________
Title: ____________________________

Exhibit A
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Restricted Stock Unit Award Grant Notice (the "Notice") to which this Restricted Stock Unit Award Agreement (this "Agreement") is attached, Tumi Holdings, Inc. (the "Company"), has granted to the Participant an Award of restricted stock units ("Restricted Stock Units" or "RSUs") under the Company's 2012 Long-Term Incentive Plan, as amended from time to time (the "Plan"). Each vested Restricted Stock Unit represents the right to receive one share of the Common Stock of the Company ("Share") to purchase the number of Shares indicated in the Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Notice.
ARTICLE I

GENERAL

1.1Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

GRANT OF RESTRICTED STOCK UNITS

2.1Grant of RSUs. In consideration of the Participant's service to the Company or any Affiliate and other good and valuable consideration, effective as of the Grant Date set forth in the Notice, the Company hereby grants to the Participant an Award of RSUs under the Plan, upon the terms and conditions set forth in the Plan and this Agreement.

2.2Unsecured Obligation to RSUs. Unless and until the RSUs have vested in the manner set forth in Article 2 hereof, the Participant will have no right to receive Common Stock under any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3Vesting Schedule. Subject to Sections 2.5 and 3.1 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Notice (rounding down to the nearest whole Share).

2.4Consideration to the Company. In consideration of the grant of the Award of RSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Affiliate. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause.

2.5Forfeiture, Termination and Cancellation upon Termination of Service.

(a)Upon the Participant's termination of service for any or no reason, other than by reason of the Participant's death, Disability or Retirement, all Restricted Stock Units which have not vested prior to or in connection with such termination of service (after taking into consideration any accelerated vesting which may occur in connection with such termination of service (if any)) shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant, or the Participant's beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

(b)Upon the Participant's termination of service by reason of Disability, a pro rata portion of the unvested RSUs held by the Participant as of the date of the Participant's termination of service shall become vested based on the actual Company performance as determined on or by the Vesting Date according to the vesting schedule set forth in the Notice (rounding down to the nearest whole Share. Any portion of the Total Number of RSUs Subject to Grant that become vested in accordance with this Section 2.5(b) shall paid on the Delivery Date (as defined in Section 2.6) in accordance with Section 2.6.

(c)Upon the Participant's termination of service due to the Participant's death, a pro rata portion of the unvested RSUs held by the Participant as of the date of the Participant's termination of service shall become vested based on the target level of performance according to the vesting schedule set forth in the Notice (rounding down to the nearest whole Share) on the date of termination. The portion of the Total Number of RSUs Subject to Grant that become vested in accordance with this Section 2.5(c) shall be paid to the Participant's beneficiary or estate within sixty (60) days of the date of termination in the form provided by Section 2.6.

(d)Upon the Participant's termination of service due to Retirement, a pro rata portion of the unvested RSUs held by the Participant as of the date of the Participant's termination of service shall become vested based on the actual Company performance as determined on or by the Vesting Date according to the vesting schedule set forth in the Notice (rounding down to the nearest whole Share). Any portion of the Total Number of RSUs Subject to Grant that become vested in accordance with this Section 2.5(d) shall be paid on the Delivery Date in accordance with Section 2.6.

(e)For purposes of this Section 2.5, the pro rata portion shall mean the portion determined by multiplying (x) the number of RSUs that would have vested based on actual performance at the end of the Performance Period (except in the case of death, for which target performance is applied as provided in Section 2.5(c)), by (y) the ratio of the number of days worked by the Participant since the commencement of the Performance Period over the total number of days in the Performance Period.

2.6Issuance of Common Stock upon Vesting.

(a)The RSUs shall represent the right to receive, on the first business day following the Vesting Date, the number of Shares of Common Stock determined in accordance with the Vesting Schedule set forth on the Notice of Grant to have been earned to the extent determined by the Compensation Committee after the applicable year-end audit, and provided that the Participant remains employed by the Company or an Affiliate through the Vesting Date, subject to the provisions of Section 2.5 or Section 3.1. Notwithstanding the above, earned Shares of Common Stock shall be treated as delivered on the first business day following the Vesting Date (the "Delivery Date") provided that they are delivered on a date following the Delivery Date that is in the same calendar year as the Delivery Date. On the Delivery Date, the Company shall deliver to the Participant (or any transferee permitted under Section 4.3 hereof) a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its sole discretion) equal to the number of RSUs subject to this Agreement that vest on the Vesting Date, unless such RSUs terminate prior to the Vesting Date pursuant to Section 2.5 hereof. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 11.3 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.

(b)As set forth in Section 11.3 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Restricted Stock Units. The Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant's legal representative or enter such Shares in book entry form unless and until the Participant or the Participant's legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Restricted Stock Units or the issuance of Shares.

2.7Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 11.3 of the Plan.

2.8Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3.2 of the Plan.

ARTICLE III
CHANGE IN CONTROL
3.1Change in Control. In the event of a Change in Control:

(a)With respect to each outstanding RSU that is assumed or substituted in connection with a Change in Control, in the event that a Participant's employment or service is terminated by the Company or any Affiliate thereof during the twenty-four (24) month period following such Change of Control, (i) such RSUs shall become fully vested and nonforfeitable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such RSUs granted shall lapse, and (iii) and any performance conditions imposed with respect to such RSUs shall be deemed to be achieved at target performance levels.

(b)With respect to each outstanding RSU that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change of Control, (i) such RSUs shall become fully vested and nonforfeitable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such RSUs granted shall lapse, and (iii) and any performance conditions imposed with respect to such RSUs shall be deemed to be achieved at target performance levels.

(c)For purposes of this Section 3.1, an RSU shall be considered assumed or substituted for if, following the Change in Control, the RSU is of comparable value and remains subject to the same terms and conditions that were applicable to the RSU immediately prior to the Change in Control except that, if the RSU related to shares of Common Stock, the RSU instead confers the right to receive common stock of the acquiring or ultimate parent entity.

(d)Notwithstanding any other provision of this Agreement or the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Administrator may, in its discretion, provide that each RSU shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the consideration paid per share of Common Stock in the Change in Control multiplied by (ii) the number of shares of Common Stock subject to such RSUs with any performance conditions imposed with respect to such RSUs shall be deemed to be achieved at target performance levels.

ARTICLE IV
OTHER PROVISIONS
4.1Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.

4.3Transferability of Grant. Except as otherwise set forth in the Plan:

(a)The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;

(b)Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 4.3(a).

4.4Taxes. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the grant of RSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice. The Company makes no warranties or representations whatsoever to the Participant regarding the tax consequences of the grant of RSUs or the receipt of Shares with respect thereto. The Participant shall be solely responsible for any taxes in respect of the RSUs.

4.5Adjustments. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Article 3 of the Plan.

4.6Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the General Counsel of the Company at the Company's principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant's last address reflected on the Company's records.

4.7Participant's Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

4.8Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.9Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.10Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted and settled, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.11Restrictive Covenants. If the Participant breaches, or threatens to commit a breach of any of the provisions of the restrictive covenants set forth in Exhibit B hereto (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights or remedies available to the Company at law or in equity.

(a)Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction by injunctive decree or otherwise, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

(b)Accounting. The right and remedy to require the Participant to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Participant as a result of any transaction or activity constituting a breach of any of the Restrictive Covenants.

(c)Cancellation of Award and Clawback. Any vested or unvested portion of the RSUs shall be cancelled and the Participant shall account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Participant under this Agreement, including any portion of the RSUs that have been settled or proceeds thereon realized by the Participant.

(d)Extension of Restriction in the Event of Breach. In the event that the Participant breaches any of the Restrictive Covenants, the length of time of the Noncompete Period shall be extended for a period of time equal to the period of time during which the Participant is in breach of such provision.

(e)Other Agreements. The Participant acknowledges and agrees that that the Restrictive Covenants contained in this Agreement are in addition to and not in lieu of any other restrictive covenant obligations that Participant may owe to the Company, all of which shall remain in full force and effect and be unaffected by this Agreement.

4.12Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of the Participant.

4.13Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 4.3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

4.14Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.15Entire Agreement. The Plan, the Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

4.16Section 409A. This Restricted Stock Unit Award is intended to comply with Code Section 409A to the extent subject thereto and shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision in the Plan or Agreement to the contrary, no payment or distribution under this Agreement that constitutes an item of deferred compensation under Code Section 409A and becomes payable by reason of the Participant's termination of employment or service with the Company will be made to the Participant until the Participant's termination of employment or service constitutes a "separation from service" (as defined in Code Section 409A). For purposes of this Award Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Code Section 409A. If a participant is a "specified employee" (as defined in Code Section 409A), then to the extent necessary to avoid the imposition of taxes under Code Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant's "separation from service" or (ii) the date of such Participant's death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 4.16 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Agreement will be paid in accordance with the normal payment dates specified for them herein. The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Code Section 409A.

ARTICLE V

5.1"Cause" shall mean, with respect to the Participant, (a) the Participant's engaging in any material act of dishonesty, fraud, embezzlement or misrepresentation that was or is likely to be materially injurious to the Company; (b) the Participant's knowing violation of any federal or state law or regulation applicable to the Company's business that was or is likely to be materially injurious to the Company; (c) the Participant's breach of any confidentiality agreement or invention assignment agreement or any other material agreement between the Participant and the Company; (d) the Participant's conviction of, or plea of nolo contendere to, any felony or crime of moral turpitude; or (e) gross negligence or willful misconduct that does or reasonably could be expected to cause material harm to the Company.

5.2A "Change in Control" shall be deemed to have occurred on the date upon which:

(a)Any Person other than the Initial Investor becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the Company's then outstanding voting securities (measured on the basis of voting power);

(b)There is consummated a merger or consolidation, other than (i) a merger or consolidation immediately following which the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person other than the Initial Investor acquires more than 50% of the combined voting power of the Company's then outstanding securities;

(c)Individuals who, as of the Effective Date, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.
A "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any payment with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. Consistent with the terms of this Section 5.2, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
5.3"Code" shall mean the Internal Revenue Code of 1986, as amended.

5.4"Disability" shall mean a condition such that an individual would be considered disabled for the purposes of Section 409(A) of the Code.

5.5"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

5.6"Incumbent Board" shall have the meaning provided in Section 5.2(c) hereof.

5.7"Initial Investor" means any limited partnership or other collective investment vehicle arranged by Doughty Hanson & Co Limited, any wholly-owned direct or indirect subsidiaries of Doughty Hanson & Co Limited and any nominee of, or nominee for any co-investment scheme for employees of subsidiaries of, Doughty Hanson & Co Limited, in each case, other than any portfolio operating company of any of the foregoing.

5.8"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (a) the Company or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares.

5.9"Restrictive Covenants" shall have the meaning set forth in Section 4.11 hereof.

5.10"Retirement" shall mean a termination of service by the Participant after the Participant's attainment of age fifty-five (55) with at least ten (10) years of continuous service.

EXHIBIT B
RESTRICTIVE COVENANTS

1.
Confidential Information, Return of Company Property. Participant acknowledges that the information, observations and data (including trade secrets) obtained by Participant while employed by the Company concerning the business or affairs of the Company and the Company's Affiliates ("Confidential Information") are the property of the Company and/or the Company's Affiliates. Therefore, Participant agrees that he shall not disclose to any unauthorized person or use for Participant's own purposes any Confidential Information without the prior written consent of the Board unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Participant's acts or omissions. Participant shall deliver to the Company at the termination of employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the Company and/or the Company's Affiliates which he may then possess or have under his control.

2.
Inventions and Patents. Participant acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of the Company's Affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Participant while employed by the Company and/or the Company's Affiliates ("Work Product") belong to the Company or to one or more of the Company's Affiliates. Participant shall promptly disclose such Work Product to the Board and, at the Company's expense, perform all actions reasonably requested by the Board (whether during or after his employment) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

3.
Non-Compete, Non-Solicitation. In further consideration of the compensation to be paid to Participant hereunder, Participant acknowledges that in the course of Participant's employment with the Company, he shall become familiar with the trade secrets of the Company and the Company's Affiliates and with other Confidential Information concerning the Company and the Company's Affiliates, and that his services have been and shall be of special, unique and extraordinary value to the Company and to the Company's Affiliates. Therefore, Participant agrees that:

(a)
during employment and for a period of twelve (12) months thereafter (the "Noncompete Period"), Participant shall not, within the United States, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or the Company's Affiliates or any business in which the Company or any of the Company's Affiliates has entertained discussions or has requested and received information relating to the acquisition of such business by the Company and the Subsidiaries prior to the termination of his employment;

(b)
during the Noncompete Period, Participant shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of the Company's Affiliates to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company and/or any of the Company's Affiliates and any employee thereof, (ii) hire any person who was an employee of the Company or any or any of the Company's Affiliates within 180 days prior to the time such employee was hired by Participant, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of the Company's Affiliates to cease doing business with the Company or such Affiliate or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of the Company's Affiliates, or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or any of the Company's Affiliates and with which the Company and/or or any of the Company's Affiliates has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or any of the Company's Affiliates in the two-year period immediately preceding the Participant's termination of employment;

(c)
if, at the time of enforcement of this Section 3, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect without regard to the invalid portions;

(d)
Participant intends to and hereby confers jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Participant that such determination not bar or in any way affect the right of the Company to the relief provided herein in the courts of any other jurisdiction within the geographic scope of such covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants; and

(e)
the provisions of this Section 3 are in consideration of: (i) employment with the Company and (ii) additional good and valuable consideration as set forth in this Agreement. In addition, Participant agrees and acknowledges that the restrictions contained in Section 1, Section 2 and this Section 3 do not preclude Participant from earning a livelihood, nor do they unreasonably impose limitations on Participant's ability to earn a living. In addition, Participant agrees and acknowledges that the potential harm to the Company of the nonenforcement of Section 1, Section 2 and/or this Section 3 outweighs any potential harm to Participant of its enforcement by injunction or otherwise. In addition, Participant acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Participant by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company now existing or to be developed in the future. Participant expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

4.
Non-Disparagement. Participant agrees that Participant shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders or employees, either publicly or privately. Nothing in this Section 4 shall have application to any evidence or testimony required by any court, arbitrator or government agency.